Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Truist Bank

(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

223 West Nash Street Wilson, NC 27893	27893
(Address of principal executive offices)	(Zip Code)

Patrick Giordano

Vice President

223 West Nash Street

Wilson, NC 27893

(904) 463-6762

(Name, address and telephone number of agent for service)

PITNEY BOWES INC.

(Exact name of obligor as specified in its charter)

Delaware	06-0495050
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

27 Waterview Drive

Shelton, Connecticut 06484

(203) 922-4000

(Address of principal executive offices)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

State of North Carolina – Commissioner of Banks

State of North Carolina

Raleigh, North Carolina

Federal Reserve Bank of Richmond

Post Office Box 27622

Richmond, VA 23261

Federal Deposit Insurance Corporation

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items 3-15

No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, the obligor is not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

Exhibit 1.	A copy of the Articles of Incorporation for Truist Bank. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 2.	The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 3.	The authorization to exercise corporate trust powers was granted by the State of North Carolina Commissioner of Banks in the Authority to Act as Fiduciary without Bond Certificate. (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 4.	A copy of the existing By-Laws of Truist Bank. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 7.	The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 5th day of February, 2026.

TRUIST BANK

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

CONSOLIDATED BALANCE SHEETS

TRUIST FINANCIAL CORPORATION AND SUBSIDIARIES

(Dollars in millions, except per share data, shares in thousands)	Dec 31, 2024	Dec 31, 2023
Assets
Cash and due from banks	$5,793	$5,000
Interest-bearing deposits with banks	33,975	25,230
Securities borrowed or purchased under agreements to resell	2,550	2,378
Trading assets at fair value	5,100	4,332
AFS securities at fair value	67,464	67,366
HTM securities (fair value of $40,286 and $44,630, respectively)	50,640	54,107
LHFS (including $1,233 and $852 at fair value, respectively)	1,388	1,280
Loans and leases (including $13 and $15 at fair value, respectively)	306,383	312,061
ALLL	(4,857)	(4,798)

Loans and leases, net of ALLL	301,526	307,263

Premises and equipment	3,225	3,298
Goodwill	17,125	17,156
CDI and other intangible assets	1,550	1,909
Loan servicing rights at fair value	3,708	3,378
Other assets (including $1,271 and $1,311 at fair value, respectively)	37,132	34,997
Assets of discontinued operations	—	7,655

Total assets	$531,176	$535,349

Liabilities
Noninterest-bearing deposits	$107,451	$111,624
Interest-bearing deposits (including $192 and $— at fair value, respectively)	283,073	284,241
Short-term borrowings (including $1,896 and $1,625 at fair value, respectively)	29,205	24,828
Long-term debt	34,956	38,918
Other liabilities (including $2,286 and $2,597 at fair value, respectively)	12,812	12,946
Liabilities of discontinued operations	—	3,539

Total liabilities	467,497	476,096

Shareholders’ Equity
Preferred stock	5,907	6,673
Common stock, $5 par value	6,580	6,669
Additional paid-in capital	35,628	36,177
Retained earnings	23,777	22,088
AOCI, net of deferred income taxes	(8,213)	(12,506)
Noncontrolling interests	—	152

Total shareholders’ equity	63,679	59,253

Total liabilities and shareholders’ equity	$531,176	$535,349

Common shares outstanding	1,315,936	1,333,743
Common shares authorized	2,000,000	2,000,000
Preferred shares outstanding	216	223
Preferred shares authorized	5,000	5,000

The accompanying notes are an integral part of these consolidated financial statements.